As filed with the Securities and Exchange Commission on March 15, 2023

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CBL & ASSOCIATES PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	62-1545718
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CBL Center 2030 Hamilton Place Blvd., Suite 500 Chattanooga, Tennessee	37421-6000
(Address of Principal Executive Offices)	(Zip Code)

CBL & Associates Properties, Inc. 2021 Equity Incentive Plan

(Full title of the plan)

Stephen D. Lebovitz

Chief Executive Officer

CBL & Associates Properties, Inc.

2030 Hamilton Place Blvd., Suite 500

Chattanooga, TN 37421

(Name and address of agent for service)

(423) 855-0001

(Telephone number, including area code, of agent for service)

PLEASE SEND COPIES OF COMMUNICATIONS TO:

Steven R. Barrett, Esq. Husch Blackwell LLP 736 Georgia Avenue, Suite 300 Chattanooga, Tennessee 37402	Yaacov M. Gross, Esq. Goulston & Storrs 750 Third Avenue, 22nd Floor New York, New York 10017

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by CBL & Associates Properties, Inc. (the “Company”) to register 953,403 additional shares of new common stock, par value $0.001 per share (the “Common Stock”), of the Company, issuable to eligible officers, employees, directors, consultants and independent contractors of the Company pursuant to awards that may be granted under the CBL & Associates Properties, Inc. 2021 Equity Incentive Plan (the “Equity Incentive Plan”). The 953,403 additional shares of Common Stock represent shares of Common Stock issuable under the Equity Incentive Plan by operation of the “evergreen” provision contained in Section 4.1 of the Equity Incentive Plan.

This Registration Statement relates to securities of the same class as those registered on the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission on December 1, 2021 (File No. 333-261449) (the “Prior Registration Statement”) and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, filed with the Securities and Exchange Commission (the “SEC”) by the Company are incorporated herein by reference:

•
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on March 1, 2023.

•
The Company’s Current Reports on Form 8-K dated and filed on the following dates (in each of the following cases, excluding any portions of the current reports, exhibits thereto or information therein that are “furnished” to the SEC):

Dated Filed

December 31, 2022 January 3, 2023

January 25, 2023 January 25, 2023

January 26, 2023 January 27, 2023

February 15, 2023 February 21, 2023

February 15, 2023 February 22, 2023

•
The description of the Company’s common stock, $0.001 par value per share (the “Common Stock”) contained in our Registration Statement on Form 8-A dated October 25, 1993, as amended by Amendment No. 1 on Form 8-A/A dated November 3, 2021, and any amendment or report filed for the purpose of updating such description.

Any document which we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a Post-Effective Amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), are also incorporated herein by reference and shall be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.

Exhibit Number	Description
4.1	Second Amended and Restated Certificate of Incorporation of the Company. Incorporated by reference from the Company's Current Report on Form 8-K, filed on November 2, 2021.
4.2	Fifth Amended and Restated Bylaws of the Company. Incorporated by reference from the Company's Annual Report on Form 10-K, filed on March 1, 2023.
5.1	Opinion of Husch Blackwell LLP*
23.1	Consent of Husch Blackwell LLP (included in Exhibit 5.1)*
23.2	Consent of Deloitte & Touche LLP*
24.1	Power of Attorney (included in signature page of this Registration Statement)*
99.1	CBL & Associates Properties, Inc. 2021 Equity Incentive Plan. Incorporated by reference from the Company's Current Report on Form 8-K, filed on November 16, 2021.
107	Filing Fee Table*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, CBL & Associates Properties, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on the 15th day of March, 2023.

CBL & ASSOCIATES PROPERTIES, INC.

By:	/s/ BENJAMIN W. JAENICKE Benjamin W. Jaenicke Executive Vice President – Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David J. Contis, Stephen D. Lebovitz and Benjamin W. Jaenicke and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ CHARLES B. LEBOVITZ Charles B. Lebovitz	Director and Chairman – Emeritus	March 15, 2023

/s/ STEPHEN D. LEBOVITZ Stephen D. Lebovitz	Director and Chief Executive Officer (Principal Executive Officer)	March 15, 2023

/s/ BENJAMIN W. JAENICKE Benjamin W. Jaenicke	Executive Vice President – Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 15, 2023

/s/ DAVID J. CONTIS David J. Contis	Chairman of the Board	March 15, 2023

/s/ MARJORIE L. BOWEN Marjorie L. Bowen	Director	March 15, 2023

/s/ DAVID M. FIELDS David M. Fields	Director	March 15, 2023

/s/ ROBERT G. GIFFORD Robert G. Gifford	Director	March 15, 2023

/s/ JEFFREY KIVITZ Jeffrey Kivitz	Director	March 15, 2023